    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1997
                                               REGISTRATION NUMBER 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           OFFSHORE LOGISTICS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               DELAWARE                              72-0679819
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                                224 RUE DE JEAN
                          LAFAYETTE, LOUISIANA 70505
                                (318) 233-1221
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                GEORGE M. SMALL
       VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                                224 RUE DE JEAN
                          LAFAYETTE, LOUISIANA 70505
                                (318) 233-1221
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                               ARTHUR H. ROGERS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                (713) 651-5151
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
--------------------------------------------------------------------------------
                                                        PROPOSED
                                         PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT       MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE        TO BE     OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED         REGISTERED   PER SHARE(1)     PRICE(1)        FEE
--------------------------------------------------------------------------------
6% Convertible
 Subordinated Notes due
 2003................... $98,000,000       100%       $98,000,000    $29,696.97
--------------------------------------------------------------------------------
Common Stock, $0.01 par
 value..................     (2)           (2)            (2)           None
--------------------------------------------------------------------------------

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(1) Estimated solely for purposes of calculating the registration fee.
(2) Such indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Notes being registered hereunder. Includes the preferred stock purchase rights associated with the Common Stock. No additional consideration will be received for the Common Stock and therefore no registration fee is required pursuant to Rule 457(i).
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 14, 1997

PROSPECTUS

                           OFFSHORE LOGISTICS, INC.

          6% CONVERTIBLE SUBORDINATED NOTES DUE 2003 AND COMMON STOCK

  This Prospectus relates to the offering for resale by the Selling Security holders (the "Selling Securityholders") of up to an aggregate of $98,000,000 of 6% Convertible Subordinated Notes due 2003 (the "Notes") of Offshore Logistics, Inc., a Delaware corporation ("OLOG" or the "Company"), and the 4,286,964 shares of Common Stock, par value $0.01 per share (the "Common Stock"), that are issuable upon conversion of the Notes at the initial conversion price of $22.86 per share, subject to adjustment in certain events. The Notes offered hereby were originally offered by the Company in an underwritten private placement or in an offshore placement in connection with an acquisition.

  The Notes are convertible at any time prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $22.86 per share (equivalent to a conversion rate of approximately
43.74 shares per $1,000 principal amount of Notes), subject to adjustment under certain circumstances. The Company's Common Stock is quoted on the Nasdaq National Market. The last reported sale price of the Common Stock on March 11, 1997 was $18.375 per share. Interest on the Notes will be payable semiannually on June 15 and December 15 of each year, commencing on June 15, 1997.

  The Notes are not redeemable prior to December 15, 1999. Thereafter, the Notes are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest. Upon a Change in Control (as defined herein), holders of Notes will have the right, subject to certain restrictions and conditions, to require the Company to purchase all or any portion of their Notes at the principal amount thereof plus accrued and unpaid interest.

  The Notes are subordinate in right of payment to the extent set forth in the Indenture (as defined herein) to the prior payment of all Senior Indebtedness (as defined herein) of the Company. The principal amount of outstanding Senior Indebtedness was approximately $157.8 million at December 31, 1996.

  The Notes and the Common Stock may be sold from time to time pursuant to this Prospectus by the Selling Securityholders. The Notes and the Common Stock may be sold by the Selling Securityholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The distribution of the Notes and Common Stock is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales from the offering by the Selling Securityholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Securityholders will be borne by such Selling Securityholders. None of the securities offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE NOTES.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

      , 1997

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The reports, proxy statements and other information may also be obtained from the Web site that the Commission maintains at http:/www.sec.gov.

  The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated herein by reference:

    (i) Annual Report on Form 10-K the fiscal year ended June 30, 1996;

    (ii) Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1996; and

    (iii) Current Report on Form 8-K filed January 4, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to George M. Small at the Company's principal executive offices, 224 Rue de Jean, Lafayette, Louisiana 70505, telephone: (318) 233-1221.

                          FORWARD LOOKING STATEMENTS

  This Prospectus and the Reports incorporated by reference herein (the "Reports") include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements included herein and therein other than statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, the statements herein and therein regarding the timing of future events regarding the Company's operations and the statements set forth in the Reports under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" regarding the Company's anticipated future financial position and cash requirements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus (including without limitation under the caption "Risk Factors") and the Reports, including without limitation in connection with such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                 RISK FACTORS

  Each investor should carefully examine this entire Offering Circular and should give particular attention to the risk factors set forth below.

INCREASED LEVERAGE

  As of December 31, 1996, the Company's total long-term debt (less current maturities) and stockholders' equity were $443.1 million. In addition, OLOG has a $10 million working capital bank line of credit.

  The Company's level of indebtedness will have several important effects on its future operations, including (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes and (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained.

SUBORDINATION

  The payment of principal of, and premium, if any, and interest on, the Notes is subordinated in right of payment to the prior payment in full of all Senior Indebtedness when due, whether outstanding at the date of the Indenture or later incurred. By reason of such subordination, in the event of the dissolution, insolvency or bankruptcy of the Company, holders of the Notes may recover less, ratably, than holders of Senior Indebtedness and other general creditors of the Company or may recover nothing. The terms and conditions of the subordination provisions pertinent to the Notes are described in more detail in "Description of the Notes--Subordination."

  Further, the Notes will be effectively subordinated to claims of creditors (other than the Company) of the Company's subsidiaries, including trade creditors, secured creditors, taxing authorities, creditors holding guarantees, and tort claimants and claims of holders of any preferred stock of such subsidiaries. In the event of a liquidation, reorganization, or similar proceeding relating to a subsidiary, these persons generally will have priority as to the assets of such subsidiary over the claims and equity interest of the Company and, thereby indirectly, holders of the indebtedness of the Company, including the Notes.

LIMITATIONS ON REPURCHASE UPON A DESIGNATED EVENT

  In the event of a Designated Event, which includes a Change of Control and a Termination of Trading (each as defined herein), each holder of Notes will have the right, at the holder's option, to require the Company to repurchase all or a portion of such holder's Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. The Company's ability to repurchase the Notes upon a Designated Event may be limited by the terms of the Company's Senior Indebtedness and the subordination provisions of the Indenture. Further, the ability of the Company to repurchase the Notes upon a Designated Event will be dependent on the availability of sufficient funds and compliance with applicable securities laws. Accordingly, there can be no assurance that the Company will be able to repurchase the Notes upon a Designated Event. The term "Designated Event" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company or result in a downgrade of the credit rating of the Notes, nor would the requirement that the Company offer to repurchase the Notes upon a Designated Event necessarily afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company. See "Description of the Notes--Certain Rights to Require Repurchase of Notes."

DEMAND FOR COMPANY SERVICES

  The profitability of the Company is directly related to demand for its helicopter services. This demand is subject to cyclical and other fluctuations affecting the Company's customers and to seasonal variations.

DEPENDENCE ON OIL AND GAS INDUSTRY

  The Company's operations are largely dependent upon the levels of activity in oil and natural gas exploration, development and production. Such activity levels are affected by trends in oil and natural gas prices. Historically, the prices for oil and natural gas have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond the control of the Company. The Company cannot predict future oil and natural gas price movements with any certainty. Any prolonged reduction in oil and natural gas prices, however, will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for the Company's services and, therefore, have a material adverse effect on the Company's revenues and profitability.

INTERNATIONAL OPERATIONS

  The Company's international operations are focused in the North Sea, Nigeria, Australia, Brazil, China, Colombia, Mexico, Trinidad and Vietnam with less significant operations in other international areas. Operations in foreign countries generally are subject to various risks attendant to doing business outside the United States, including risks of war, general strikes, civil disturbances, guerilla activity, currency fluctuations and devaluations and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. No prediction can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to helicopter operations.

EXCHANGE RATE RISKS

  A significant portion of the Company's revenues and expenses is denominated in British Pounds Sterling. In addition, a portion of the Company's revenues is denominated in other currencies (including, Australian Dollars, French Francs, Nigerian Naira and Trinidad and Tobago Dollars) to cover expenses in the areas in which such expenses are incurred. To the extent operating revenues are denominated in the same currency as operating expenses, the Company can reduce its vulnerability to exchange rate fluctuations. The Company enters into hedging arrangements for certain of its capital expenditures. The Company engages in no other hedging activities to minimize exchange rate risk fluctuations. Because the Company maintains its financial statements in U.S. Dollars, it is vulnerable to fluctuations in the exchange rate between the pound and the dollar.

COMPETITION

  The Company's helicopter business is highly competitive on a worldwide basis. Chartering of helicopters is usually done on the basis of competitive bidding among those having the necessary equipment and resources. The technical requirements of operating helicopters offshore have increased as oil and gas activities have moved into deeper water and more sophisticated aircraft are required to service the market. The number of small helicopter operators in the Gulf of Mexico has declined over the past several years, as it has become increasingly difficult to maintain an adequate shore-based infrastructure and provide the working capital required to conduct such operations, especially when the associated costs must be spread over a relatively small number of helicopters. One of the Company's competitors has substantially more helicopters in service in the Gulf of Mexico. The Company has two significant competitors in the North Sea.

  The business of Grasso Production Management, Inc. ("GPM"), a subsidiary of OLOG, is highly competitive. There are a number of competitors that are smaller than GPM but maintain a Gulf-wide presence. In addition, there are many smaller operators that compete on a local basis or for single projects or jobs.

  Cathodic Protection Services ("CPS"), a subsidiary of OLOG, is the second largest provider of cathodic protection services and materials in the United States. The largest provider of cathodic protection services is the primary competitor of CPS on a nationwide basis. CPS also competes with numerous regional and local cathodic protection companies with respect to engineering construction and installation, and related services. Many of the regional and local competitors are not able to provide cathodic protection materials to customers without purchasing them from CPS or other manufacturers/suppliers.

INDUSTRY HAZARDS AND INSURANCE

  Hazards, such as adverse weather and marine conditions, crashes, collisions, and fires are inherent in the offshore transportation and supply industry, and may result in losses of equipment, revenues or death of personnel. The Company maintains hull and liability insurance which generally insures the Company against certain legal liabilities to others, as well as to damage to its aircraft. It is also the Company's policy to carry insurance for, or require its customers to provide indemnification against, expropriation, war risk, and confiscation of its helicopters employed in international operations. There is no assurance that in the future the Company will be able to maintain its existing coverage or that the premiums therefor will not increase substantially.

  GPM's operations are subject to the normal risks associated with working on oil and gas production facilities. These risks could result in damage to or loss of property and injury to or death of personnel. GPM carries normal business insurance including general liability, worker's compensation, automobile liability and property and casualty insurance coverages.

  CPS carries normal business insurance including worker's compensation, general liability, automobile liability, and property coverage. CPS does not carry professional liability insurance since, in the opinion of management and consistent with traditional industry practices, the engineering services provided by CPS do not involve design work. In the belief of management, CPS is adequately protected from most business risks normally protected by insurance.

GOVERNMENT REGULATION

  OLOG Domestic. As a commercial operator of small aircraft, OLOG is subject to regulations pursuant to the Federal Aviation Act of 1958, as amended, and other statutes. OLOG carries persons and property in its helicopters pursuant to an Air Taxi Certificate granted by the Federal Aviation Administration ("FAA").

  The FAA regulates the flight operations of OLOG, and in this respect, exercises jurisdiction over personnel, aircraft, ground facilities, and certain technical aspects of the OLOG's operations. The National Transportation Safety Board is authorized to investigate aircraft accidents and to recommend improved safety standards. OLOG is also subject to the Communications Act of 1934 because of the use of radio facilities in its operations.

  Under the Federal Aviation Act, it is unlawful to operate certain aircraft for hire within the United States unless such aircraft are registered with the FAA and the operator of such aircraft has been issued an operating certificate by the FAA. As a general rule, aircraft may be registered under the Federal Aviation Act only if the aircraft is owned or controlled by one or more citizens of the United States, and an operating certificate may be granted only to a citizen of the United States. For the purposes of these requirements, a corporation is deemed to be a citizen of the United States only if, among other things, at least 75% of the voting interest therein is owned or controlled by United States citizens. In the event that persons other than United States citizens should come to own or control more than 25% of the voting interest in OLOG, OLOG has been advised that the Company's aircraft may be subject to deregistration under the Federal Aviation Act and loss of the privilege of operating within the United States. At December 31, 1996, OLOG had approximately 2,250,000 common shares held by persons with foreign addresses representing approximately 10.7% of the 21,040,989 common shares outstanding.

  OLOG's domestic operations are subject to federal, state, and local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. To date, such laws and regulations have not had a material adverse effect on OLOG's business or financial condition. Increased public awareness and concern over the environment, however, may result in future changes in the regulation of the oil and gas industry, which in turn could adversely affect OLOG.

  Bristow United Kingdom. As a commercial operator of aircraft, Bristow Helicopter Group, Ltd. ("Bristow") is subject to regulations made under the Civil Aviation Act 1982, the Licensing of Air Carriers Regulations 1992, and other statutes. Bristow carries persons and property in its helicopters pursuant to an Air Operators Certificate granted by the Civil Aviation Authority ("CAA").

  The CAA regulates the flight operations of Bristow, and in this respect, exercises jurisdiction over personnel, aircraft, ground facilities, and certain technical aspects of Bristow's operations. Accident investigations are carried out by the Accident Investigation Branch of the Department of Transport. The CAA often imposes improved safety standards on the basis of a report of the Inspector.

  Under the Licensing of Air Carriers Regulations 1992, it is unlawful to operate certain aircraft for hire within the United Kingdom unless such aircraft are approved by the CAA. The holder of an operating license must meet the ownership and control regulations of Council Regulation 2407/92 (i.e.--one or more nationals of the United Kingdom or European Economic Area have majority ownership and effective control of the entity that operates under the license).

  Bristow's operations are subject to local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. To date, such laws and regulations have not had a material adverse effect on Bristow's business or financial condition. Increased public awareness and concern over the environment, however, may result in future changes in the regulation of the oil and gas industry.

  International. The Company's international operations are subject to local governmental regulations and to uncertainties of economic and political conditions in those areas. Because of the impact of local laws, the Company's international operations are conducted primarily through entities (including joint ventures) in which local citizens own interests and the Company holds only a minority interest, or pursuant to arrangements under which the Company operates assets or conducts operations under contracts with local entities. There can be no assurance that there will not be changes in local laws, regulations or administrative requirements, or the interpretation thereof any of which could have a material adverse effect on the business or financial condition of the Company or on its ability to continue operations in certain regions.

ABSENCE OF TRADING MARKET; TRANSFER RESTRICTIONS

  There is no existing trading market for the Notes and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of Notes to sell such securities, the price at which the holders of Notes would be able to sell such securities or whether a trading market, if it develops, will continue. If such a market were to exist, the Notes could trade at prices higher or lower than their principal amount, depending on many factors, including prevailing interest rates, the market for similar securities, the price of the Common Stock and the operating results of the Company.

                            SELLING SECURITYHOLDERS

  The following table sets forth the name of each Selling Securityholder and relationship, if any, with the Company and (i) the amount of Notes owned by each Selling Securityholder as of March 12, 1997 (assuming no Notes have been sold under this Prospectus as of such date), (ii) the maximum amount of Notes which may be offered for the account of such Selling Securityholder under the Prospectus, (iii) the amount of Common Stock owned by each Selling Securityholder as of March 12, 1997 and (iv) the maximum amount of Common Stock which may be offered for the account of such Selling Securityholder under the Prospectus.

                                                             COMMON
                                                 PRINCIPAL    STOCK
                                                 AMOUNT OF    OWNED    COMMON
                                     PRINCIPAL     NOTES    PRIOR TO    STOCK
         NAME OF SELLING             AMOUNT OF    OFFERED    OFFERING  OFFERED
          SECURITYHOLDER            NOTES OWNED   HEREBY       (1)    HEREBY (2)
         ---------------            ----------- ----------- --------- ---------
Caledonia Industrial & Services
 Limited..........................  $ 7,500,000 $ 7,500,000 1,628,083   328,083
Carrigaholt Capital (Bermuda)
 L.P..............................      875,000     875,000    38,276    38,276
The Class 1C Company Ltd..........      875,000     875,000    38,276    38,276
First Marathon Securities Limited.      500,000     500,000    21,872    21,872
KA Management Ltd.................      480,000     480,000    20,997    20,997
McMahan Securities Co. L.P........    1,000,000   1,000,000    43,744    43,744
Pacesetter 1, L.P.................    1,250,000   1,250,000    54,680    54,680
Societe Generale Securities Corpo-
 ration...........................      250,000     250,000    10,936    10,936
                                    ----------- ----------- --------- ---------
  SUBTOTAL........................  $12,730,000 $12,730,000 1,856,684   556,864
                                    ----------- ----------- --------- ---------
Unnamed holders of Notes or any
 future transferees, pledgees,
 donees or successors of or from
 any such unnamed holder (3)(4)...   85,270,000  85,270,000 3,730,096 3,730,096
                                    ----------- ----------- --------- ---------
  TOTAL...........................  $98,000,000 $98,000,000 5,586,964 4,286,964

--------
(1) Comprises the shares of Common Stock into which the Notes held by such Selling Securityholder are convertible at the initial conversion rate and, in the case of Caledonia, includes 1,300,000 additional shares of Common Stock which are not offered pursuant to this Prospectus. The conversion price and the number of shares of Common Stock issuable upon conversion of the Notes are subject to adjustment under certain circumstances. See "Description of Notes--Conversion Rights." Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease from time to time.
(2) Assumes conversion into Common Stock of the full amount of Notes held by the Selling Securityholder at the initial conversion price and the offering of such shares by such Selling Securityholder pursuant to the Registration Statement of which this Prospectus forms a part. The conversion price and the number of shares of Common Stock issuable upon conversion of the Notes is subject to adjustment under certain circumstances. See "Description of Notes--Conversion Rights." Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the Notes; rather, cash will be paid in lieu of fractional shares, if any.
(3) No such holder may offer Notes or Common Stock pursuant to the Registration Statement of which this Prospectus forms a part until such holder is included as a Selling Securityholder in a supplement to this Prospectus in accordance with the Registration Rights Agreement.
(4) Assumes that the unnamed holders of Notes or Common Stock or any future transferees, pledgees, donees or successors of or from any such unnamed holder do not beneficially own any Common Stock other than the Common Stock issuable upon conversion of the Notes at the initial conversion price.

  Because the Selling Securityholders may, pursuant to this Prospectus, offer all or some portion of the Notes or Common Stock they presently hold, no estimate can be given as to the amount of the Notes or shares of Common Stock that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Notes or Common Stock since the date on which they provided the information regarding their Notes or Common Stock, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

  Only Selling Securityholders identified above who beneficially own the Notes or Common Stock set forth opposite each such Selling Securityholder's name in the foregoing table on the effective date of the Registration Statement of which this Prospectus forms a part may sell such Notes or Common Stock pursuant to the Registration Statement. The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Securityholders in supplements to this Prospectus.

  The Company will pay the expenses of registering the Notes and Common Stock being sold hereunder.

                           DESCRIPTION OF THE NOTES

  The following description sets forth certain terms and provisions of the Notes. The Notes were issued under the Indenture dated as of December 15, 1996 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee").

  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and prospective purchasers of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The statements under this caption relating to the Notes are summaries and do not purport to be complete. Such summaries use certain terms that are defined in the Indenture and are qualified in their entirety by express reference to the Indenture.

  As used in this "Description of the Notes," the term "Company" refers only to Offshore Logistics, Inc.

GENERAL

  The Notes are unsecured, subordinated obligations of the Company, are limited in aggregate principal amount to $98,000,000, and will mature on December 15, 2003, unless previously converted or redeemed. (Section 301) The Notes will bear interest at the rate per annum shown on the front cover of this Prospectus from December 17, 1996, payable semiannually in arrears on June 15 and December 15 of each year (an "Interest Payment Date"), commencing on June 15, 1997. Interest payable per $1,000 principal amount of Notes for the period from December 17, 1996 to June 15, 1997 will be $29.67. (Sections 301 and 307)

  The Notes will be convertible into Common Stock initially at the conversion price stated on the cover page hereof, subject to adjustment upon the occurrence of certain events described under "--Conversion Rights," at any time on or after February 25, 1997, and prior to the close of business on the maturity date, unless previously redeemed or repurchased. (Section 1301)

  The Notes are redeemable at the option of the Company, in whole or in part, on or after December 15, 1999, at the redemption prices set forth below under "--Redemption at Option of Company," plus accrued and unpaid interest to the redemption date. (Section 203)

FORM AND DENOMINATION

  Rule 144A Notes initially were represented by one or more global Notes in fully registered form without interest coupons (collectively, the "Registered Global Notes"). The Registered Global Notes were deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. (Articles Two and Three)

  Owners of beneficial interests in any Registered Global Note will hold such interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests (including any right to convert, exchange or require repurchase of their interests) in accordance with those procedures and practices. Such beneficial owners will not be Holders, and will not be entitled to any rights under any Note or the Indenture, with respect to any Registered Global Note, and the Company and the Trustee, and any of their respective agents, may treat DTC as the Holder and owner of any Registered Global Note. See "--Depository Procedures with Respect to Registered Global Notes."

  Except as set forth below, the Registered Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Registered Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Transfer, Exchange and Withdrawal-- Exchange of Interests in Registered Global Notes for Certificated Notes."

  The Note held by Caledonia is a registered Note in the principal amount of $7,500,000.

  For a description of the depository procedures with respect to the Registered Global Notes, see "--Depository Procedures with Respect to Registered Global Notes."

CONVERSION RIGHTS

  The Holder of any Note has the right, at the Holder's option, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at any time prior to the close of business on the maturity date, initially at the conversion price of $22.86 per share of Common Stock (subject to adjustments as described below), except that if a Note is called for redemption, the right to convert such called Note will terminate at the close of business on the Business Day (as such term is defined in the Indenture) immediately preceding the redemption date. No payment of interest and no adjustment in respect of dividends will be made upon the conversion of any Note, and the Holder will lose any right to payment of interest on the Notes surrendered for conversion; provided, however, that upon a call for redemption as described herein by the Company, accrued and unpaid interest to the redemption date shall be payable with respect to Notes that are converted after a notice of redemption has been mailed and prior to the redemption date. Notes surrendered for conversion during the period from the Regular Record Date (as defined below) for an interest payment to the corresponding Interest Payment Date (except Notes called for redemption as described in the preceding sentence) must be accompanied by payment of an amount equal to the interest thereon which the Holder is to receive on such Interest Payment Date. No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based on the reported last sale price for the shares of Common Stock on the day of conversion. (Sections 1301, 1303 and 1305)

  The conversion price is subject to adjustment in certain events, including: the issuance of stock as a dividend on the Common Stock; subdivisions or combinations of the Common Stock; the issuance to all holders of Common Stock of certain rights or warrants (expiring within 45 days after the record date for determining stockholders entitled to receive them) to subscribe for or purchase Common Stock at a price less than the current market price; or the distribution to substantially all holders of Common Stock of evidences of indebtedness of the Company, cash (excluding quarterly cash dividends paid or to be paid on a regular basis), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to in this sentence). No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the then current conversion price; however, any adjustment not made will be carried forward. (Section 1304)

  The Company from time to time may decrease the conversion price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days notice to the Holders of the Notes of such decrease. The Company may also, at its option, make such decreases in the conversion price as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. (Section 1304)

  In case of any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of any person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or other disposition of the assets of the Company substantially as an entirety or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property, then provision shall be made such that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, disposition or share exchange by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, disposition or share exchange. (Section 1306)

SUBORDINATION

  Payment of the principal of and premium, if any, and interest on the Notes (including any Liquidated Damages (as defined)) will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness when due in accordance with the terms thereof. Senior Indebtedness is defined in the Indenture as the principal of, and premium, if any, and unpaid interest (including, without limitation, any interest accruing subsequent to the commencement of a case or other proceeding under any bankruptcy or other similar law with respect to the Company) on, and other obligations in respect of, the following, whether outstanding at the date of the Indenture or thereafter incurred or created: (a) indebtedness of the Company for money borrowed (including purchase money obligations) evidenced by notes or other written obligations, (b) indebtedness of the Company evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument, (c) indebtedness secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company subject to such encumbrance, whether or not indebtedness secured thereby shall have been assumed by the Company, (d) obligations of the Company as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions, (e) obligations of the Company in respect of letters of credit issued for its account and "swaps" of interest rates, commodity prices or foreign currencies (and other interest rate, commodity price or foreign currency hedging agreements) to which the Company is a party, (f) indebtedness of others of any of the kinds described in the preceding clauses (a) through (e) assumed or guaranteed by the Company and (g) renewals, extensions and refundings of, and indebtedness and obligations of a successor person issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (a) through (f); provided, however, that the following will not constitute Senior Indebtedness:
(i) any indebtedness or obligation which by its terms refers explicitly to the Notes and states that such indebtedness or obligation shall not be senior in right of payment thereto, (ii) any indebtedness or obligation of the Company in respect of the Notes and (iii) any indebtedness or obligation of the Company to a subsidiary. (Sections 101 and 1401)

  Further, the Notes will be effectively subordinated to claims of creditors (other than the Company) of the Company's subsidiaries, including trade creditors, secured creditors, taxing authorities, creditors holding guarantees, and tort claimants and claims of holders of any preferred stock of such subsidiaries. See "Risk Factors--Increased Leverage" and "Risk Factors-- Subordination."

  There are no restrictions on the incurrence of further indebtedness, including Senior Indebtedness, or other liabilities by the Company or its subsidiaries in the Indenture.

  By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceeding, Holders of the Notes may recover less, ratably, than holders of Senior Indebtedness and other general creditors of the Company, and, upon any distribution of assets, the Holders of Notes will be required to pay over their share of such distribution to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full. In addition, such subordination may affect the Company's obligation to make principal and interest payments with respect to the Notes if any Notes are declared due and payable prior to their stated maturity, or in the event of any default in the payment of principal of or premium, if any, or interest on any Senior Indebtedness, or in the payment of any commitment or other fees in respect thereof, or in the event of any default with respect to Senior Indebtedness that would permit acceleration of the maturity thereof, or in the event a judicial proceeding is pending with respect to any such Senior Indebtedness default. (Sections 1402, 1403 and 1404)

REDEMPTION AT OPTION OF COMPANY

  The Notes will not be redeemable at the option of the Company prior to December 15, 1999. On and after December 15, 1999, the Notes will be redeemable at the option of the Company, in whole or in part, at any time during the 12-month periods beginning December 15 of the years indicated at the following Redemption Prices (expressed as percentages of the principal amount):

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      1999...........................................................   103.43%
      2000...........................................................   102.57
      2001...........................................................   101.71
      2002...........................................................   100.86

together in each case with accrued and unpaid interest to the date fixed for redemption (subject to the right of Holders of record on the Regular Record Date to receive interest due on an Interest Payment Date). (Sections 203 and
1101)

  Notes in any denominations equal to or larger than $1,000 may be redeemed in whole or in part in multiples of $1,000. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption. (Sections 1104 and 1107)

  Accrued and unpaid interest to the redemption date will be payable with respect to Notes that are converted after a notice of redemption has been mailed and prior to the redemption date. (Sections 307 and 1303)

  Notice of redemption will be mailed at least 30 but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at the address appearing in the security register (the "Security Register") maintained by the Trustee acting as security registrar. If less than all the outstanding Notes are to be redeemed, the Trustee will select the Notes (or a portion thereof equal to $1,000 or any integral multiple thereof) to be redeemed by such method as the Trustee shall deem fair and appropriate. (Sections 1104 and 1105)

PAYMENT AND CONVERSION

  The principal of Notes will be payable, against surrender thereof to the Company at the designated office or agency of the Company in New York City (which initially will be the office of the Trustee at Fleet National Bank, c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor--Window No. 2, New York, New York 10005) by dollar check drawn on, or by transfer to a dollar account (such transfer to be made only to Holders of an aggregate principal amount of Notes in excess of $2,000,000) maintained by the Holder with a bank in New York City. Payment of any installment of interest on Notes will be made to the person in whose name such Notes (or any predecessor Note) is registered at the close of business on the June 1 or the December 1 (whether or not a Business Day) next preceding the relevant Interest Payment Date (a "Regular Record Date"). Payments of such interest will be made by a dollar check drawn on a bank in New York City mailed to the Holder at such Holder's registered address or, upon application by the Holder thereof to the Trustee not later than the applicable Regular Record Date, by transfer to a dollar account (such transfer to be made only to Holders of an aggregate principal amount of Notes in excess of $2,000,000) maintained by the Holder with a bank in New York City. No transfer to a dollar account will be made unless the Trustee has received written wire instructions not less than 15 days prior to the relevant payment date.

  Any payment on the Notes due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue on such payment for the period from and after such date. "Business Day," when used with respect to any place of payment, place of conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York, Hartford, Connecticut or Lafayette, Louisiana, are authorized or obligated by law or executive order to close. (Sections 101 and 113)

  Notes may be surrendered for conversion at the designated office or agency of the Company, which initially is the Corporate Trust Office of the Trustee in Hartford, Connecticut. Notes surrendered for conversion must be accompanied by appropriate notices and any payments in respect of interest or taxes, as applicable, as described above under "--Conversion Rights." (Sections 1301, 1303 and 1310.)

  The Company has initially appointed the Trustee as paying agent and conversion agent. The Company may at any time terminate the appointment of any paying agent or conversion agent and appoint additional or other paying agents and conversion agents, provided that until the Notes have been delivered to the Trustee for cancellation, or money sufficient to pay the principal of and premium, if any, and interest on the Notes has been made available for payment as provided in the Indenture, it will maintain an office or agency in New York City for surrender of Notes for payment. Notice of any such termination or appointment and of any change in the office through which any paying agent or conversion agent will act will be given in accordance with "--Notices" below. (Sections 401 and 1002)

  Different payment and conversion procedures will apply to Notes represented by a Registered Global Note. See "--Depository Procedures with Respect to Registered Global Notes" below.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF NOTES

  In the event any Designated Event (as hereafter defined) occurs after the initial date of issuance of the Notes, each Holder of Notes will have the right, at the Holder's option, to require the Company to repurchase all or any part of the Holder's Notes on a date (the "Repurchase Date") selected by the Company that is not more than 75 days after the date the Company gives notice of the Designated Event as described below, at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. (Section 1201)

  On or before the 15th day after the occurrence of a Designated Event, the Company will mail to all Holders of Notes a notice (a "Company Notice") informing them of the occurrence of such Designated Event, the Repurchase Date, the date by which the repurchase right must be exercised, the repurchase price and the procedures which the Holder must follow to exercise this right. To exercise the repurchase right, the Holder of Notes must deliver, on or before the close of business on the Business Day next preceding the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Trustee of the Holder's intent to exercise such right, together with the Notes with respect to which the right is being exercised. Such written notice will be irrevocable. (Section 1202)

  A "Designated Event" means a Change of Control or a Termination of Trading (each as defined below).

  A "Change of Control" will occur when: (i) the Company's assets are sold or otherwise disposed of substantially as an entirety to any person or related group of persons in any one transaction or a series of related transactions;
(ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same number of shares of common stock of such subsidiary) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger; or (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of the Company or any subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan), together with any affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company. (Section 1206)

  No quantitative or other established meaning has been given to the phrase "as an entirety" (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of assets conveyed and the proportion of an entity's income derived from the assets conveyed. To the extent the meaning of such phrase is uncertain, uncertainty will exist as to whether or not a Change of Control may have occurred (and, accordingly, whether or not the Holders of Notes will have the right to require the Company to repurchase their Notes).

  "Termination of Trading" shall have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. (Section 1206)

  The right to require the Company to repurchase Notes as a result of the occurrence of a Designated Event could create an event of default on Senior Indebtedness of the Company, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Notes. See "-- Subordination." Failure by the Company to repurchase the Notes when required would result in an Event of Default (as defined below) with respect to the Notes, whether or not such repurchase were permitted by the subordination provisions. See "--Defaults and Remedies." The Company's ability to repurchase the Notes might be limited by certain financial covenants with respect to the Company's Senior Indebtedness. In addition, there can be no assurance that the Company would have sufficient financial resources at the time of any such required purchase to enable it to purchase the Notes. (Sections 5401 and 1404)

  In the event a Designated Event occurs and the Holders exercise their rights to require the Company to repurchase Notes, the Company will comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase. (Section
1202)

  The foregoing provisions would not necessarily afford Holders of Notes protection in the event of highly leveraged or other transactions involving the Company that may adversely affect Holders. In addition, the foregoing provisions may discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may limit a shareholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of any Holders of Notes, may consolidate with or merge into any person, or convey, transfer, lease or otherwise dispose of its assets substantially as an entirety to any person, and any person may consolidate with or merge into, or transfer, lease or otherwise dispose of its assets substantially as an entirety to, the Company, provided that (i) the person formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the laws of the United States, any state thereof or the District of Columbia, and assumes the Company's obligations on the Notes and under the Indenture, (ii) after giving effect to such transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing and (iii) certain procedural conditions are met. (Article Eight)

DEFAULTS AND REMEDIES

  The following will be Events of Default under the Indenture: (i) default for 30 days in payment of interest on the Notes (including any Liquidated Damages) or default in payment of principal of or premium, if any, on the Notes when due, whether or not any such payment is prohibited by the subordination provisions of the Indenture; (ii) default in the performance of the provisions of the Indenture described above under "--Consolidation, Merger and Sale of Assets" or failure by the Company (a) to give a Company Notice when required after the occurrence of a Designated Event or (b) to effect a mandatory redemption of the Notes if so required; (iii) failure by the Company for 60 days after written notice to it to comply with any of its other covenants in the Indenture; (iv) default by the Company under any Note or other evidence of indebtedness of the Company for money borrowed, or under any guarantee of payment by the Company for money borrowed, in an amount in excess of 5% of Consolidated Net Tangible Assets (as defined below), unless such default has been cured or waived; and (v) certain events of bankruptcy, insolvency or reorganization relative to the Company. (Section 501)

  "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its subsidiaries (less depreciation, valuation and other reserves) after deducting (i) all current liabilities, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (iii) minority interests in the equity of subsidiaries. (Section 101)

  If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Notes outstanding may declare the principal of the Notes and accrued interest thereon to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the Holders of a majority in principal amount of the Notes then outstanding. (Sections 502 and 513)

  Holders of Notes may not enforce the Indenture except as provided in such Indenture and except that, subject to any applicable subordination provisions, nothing shall prevent the Holders of Notes from enforcing payment of the principal of or premium, if any, or interest on their Notes or converting their Notes. (Section 508) The Trustee may refuse to enforce the Indenture unless it receives reasonable security or indemnity. (Section 603)

  The Holders of a majority in aggregate principal amount of all outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee under the Indenture, provided that such direction does not conflict with any rule of law or with the Indenture and would not involve the Trustee in personal liability or be unduly prejudicial to Holders of Notes not joining in such action (as determined by the Trustee in good faith). (Section 512)

  In case any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indenture (a "default") occurs and is continuing and if it is known to the Trustee, the Trustee will mail to each Holder of Notes notice of such default within 90 days after it occurs. Except in the case of a default in payment of the principal of or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders of the Notes. When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. (Sections 602 and 607)

  The Company will annually furnish the Trustee with an officers' certificate with respect to compliance with the terms of the Indenture. (Section 1005)

MODIFICATION

  Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, provided that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the fixed maturity of or place for payment of principal of or premium, if any, or interest on any Note, (ii) reduce the principal of or rate of interest thereon, or the premium, if any, payable upon the redemption of, or change the obligation of the Company to pay any Liquidated Damages with respect to, any Note, (iii) make any Note payable in a currency other than dollars, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note or the right to convert any Note, (v) make any change that adversely affects the right to convert any Note, (vi) modify the subordination provisions of the Notes in a manner adverse to the Holders of the Notes, or (vii) reduce the amount of Notes whose Holders must consent to a modification or amendment or waive compliance with certain provisions of the Indenture. The Indenture also contains provisions permitting the Company and the Trustee to effect certain minor modifications to the Indenture not adversely affecting the rights of Holders of Notes in any material respect. (Sections 901 and 902)

REPORTS

  The Indenture obligates the Company to file with the Trustee copies of all documents or reports it is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Indenture requires the Company to file with the Trustee (i) within 60 days after the end of each of the Company's first three fiscal quarters in each fiscal year, a report containing unaudited financial statements with respect to such fiscal quarter and (ii) within 105 days after the end of the Company's fiscal year, a report containing audited financial statements with respect to such fiscal year. (Section 704)

TITLE

  The Company, the Trustee and any agent of the Company or the Trustee may treat the registered owner (as reflected in the Security Register) of any Note as the absolute owner thereof (whether or not such Note shall be overdue) for the purpose of making payment and for all other purposes. (Section 308)

NOTICES

  Notice to Holders of the Notes will be given by mail to the addresses of such Holders as they appear in the Security Register. Such notices will be deemed to have been given on the date of such mailing. (Section 106)

REPLACEMENT OF NOTES

  Notes that become mutilated, destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to the Company and the Trustee. In the case of a lost, stolen or destroyed Note, indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Note before a replacement Note will be issued. (Section 306)

PAYMENT OF STAMP AND OTHER TAXES

  The Company will pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance or conversion of the Notes, or with respect to the Indenture. The Company will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

DEPOSITORY PROCEDURES WITH RESPECT TO REGISTERED GLOBAL NOTES

  With respect to the Registered Global Notes, DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in account of its Participants, thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers, banks (including the Trustee), trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfers of the ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the Registered Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Registered Global Notes and (ii) ownership of such interests in the

Registered Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Registered Global Notes).

  Investors in the Restricted Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are Participants in such system. All interests in a Registered Global Note may be subject to the procedures and requirements of DTC.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Registered Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interest in a Registered Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  OWNERS OF INTERESTS IN THE REGISTERED GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of (and premium, if any) and interest on any Registered Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered owner or Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Registered Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Registered Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Registered Global Notes, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

  DTC has advised the Company that its current practice, upon receipt of any payment in respect of interests in securities such as the Registered Global Notes (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Registered Global Notes as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company.

  In order to convert a Note represented by a Registered Global Note, the beneficial owner of such Note must give notice of its election to convert such Note, through its Direct or Indirect Participant, to the conversion agent, and must effect delivery of such Note by causing the Direct Participant to transfer its interest in such Note, on DTC's records, to the conversion agent. The requirement for physical delivery of any Notes represented by a Registered Global Note in connection with a conversion request will be deemed satisfied when the beneficial ownership rights in such Notes are transferred by Direct Participants on DTC's records.

  In order to exercise a right of repurchase following a Designated Event, the beneficial owner of a Note represented by a Registered Global Note must give notice of its election to exercise such right of repurchase, through its Direct or Indirect Participant, to the Trustee and must effect delivery of such Note by causing the Direct Participant to transfer its interest in such Note, on DTC's records, to the Trustee. The requirement for physical delivery of any Notes represented by a Registered Global Note in connection with a demand for repurchase will be deemed satisfied when the beneficial ownership rights in such Notes are transferred by Direct Participants on DTC's records.

  Transfers of beneficial interests in the Restricted Global Note between Participants in DTC will be effected in accordance with DTC's procedures, and such beneficial interests will trade in DTC's Same-Day Funds Settlement System. Consequently, secondary market trading activity in such interests will settle in immediately available funds.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes (including conversion and repurchase of Notes) only at the direction of one or more Participants to whose account with DTC interests in the Registered Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Registered Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

GOVERNING LAW

  The Notes and the Indenture are governed by the laws of the State of New York. (Section 112)

CONCERNING THE TRUSTEE

  The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; provided, however, if it acquires any conflicting interest and there exists a default with respect to the Notes, it must eliminate such conflict or resign. (Sections 608 and 613)

                         DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

  The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, par value $.01 per share, of which 21,040,989 shares were issued and outstanding as of December 31, 1996; and 8,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which no shares are issued. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended, and Bylaws, copies of which are filed as exhibits to documents filed with the Commission and which are available upon request. See "Available Information."

COMMON STOCK

  Subject to any preferential rights of any outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared from time to time in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The rights of holders of Common Stock are subject to the rights of holders of any Preferred Stock which may be issued in the future. The holders of Common Stock have no preemptive rights to purchase additional shares of capital stock of the Company. Shares of Common Stock are not subject to any redemption or sinking fund provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and all shares of Common Stock issuable upon conversion of the Notes will be when so issued, validly issued, fully paid and nonassessable.

  The Company's capital stock has noncumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of directors will not be able to elect any directors.

PREFERRED STOCK

  The Board of Directors of the Company is empowered, without approval of the stockholders, to cause shares of Preferred Stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Board of Directors are the description and number of shares to constitute each series, the annual dividend rates, whether such dividends shall be cumulative, the time and price of redemption and the liquidation preference applicable to the series, whether the series will be subject to the operation of a "sinking" or "purchase" fund and, if so, the terms and provisions thereof, whether the shares of such series shall be convertible into shares of any other class or classes and the terms and provisions of such conversion rights, and the voting powers, if any, of the shares of such series. The Board of Directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series of which no shares have theretofore been issued.

  The issuance of one or more series of Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to obtain control of the Company. See "--Rights Plan."

LISTING

  The Common Stock is traded in the Nasdaq National Market under the symbol "OLOG."

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, 450 West 33rd Street, New York, New York 10001.

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

  The Company is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an interested stockholder (defined generally as any person owning 15% or more of a Delaware corporation's outstanding voting stock) from engaging in a business combination (as defined herein) with a Delaware corporation for a period of three years from the date such person becomes an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and any employee stock plans that do not provide employees with the rights to determine confidentially whether the shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder with the approval of a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors. By restricting the ability of the Company to engage in business combinations with an interested person, the application of Section 203 to the Company may provide a barrier to hostile or unwanted takeovers.

  Pursuant to provisions of the DGCL, the Company has included in its Certificate of Incorporation a provision that, to the fullest extent permitted by the DGCL, the Company's directors will not be liable for monetary damages for breach of their fiduciary duty of care to the Company and its stockholders. The DGCL provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Company's Bylaws also contain provisions that require the Company to indemnify its directors, officers, employees or other agents to the fullest extent permitted by the DGCL, and to advance expenses to its officers and directors as incurred. In addition, the Company has in place employment agreements with directors and certain of its officers providing coverage that is substantially identical to the indemnification provisions in the Bylaws.

RIGHTS PLAN

  OLOG adopted a stockholder rights plan on February 9, 1996, designed to assure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, squeeze-outs, open market accumulations, and other abusive tactics to gain control with out paying all stockholders a fair price. The rights plan was not adopted in response to any specific takeover proposal. Under the rights plan, OLOG declared a dividend of one right ("Right") on each share of the Common Stock. Each Right will entitle the holder to purchase one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $50.00. Each Right will entitle its holder to purchase a number of common shares of the Company having a market value of twice the exercise price. The Rights are not currently exercisable and will become exercisable only in the event a person or group acquires beneficial ownership of 20% or more of the Common Stock. The dividend distribution was made on February 29, 1996 to stockholders of record on that date and the Rights accompany shares of Common Stock issued after that date. The Rights will expire on February 26, 2006.

                             PLAN OF DISTRIBUTION

  The Notes were issued to the Selling Securityholders in connection with an underwritten private placement or in an offshore placement in connection with an acquisition. The Notes and Common Stock may be sold from time to time by the Selling Securityholders. The Selling Securityholders may from time to time sell all or a portion of the Notes or Common Stock in transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Notes or Common Stock may be sold directly or through broker-dealers. If the Notes or Common Stock are sold through broker-dealers, the Selling Securityholders may pay brokerage commissions and charges. The methods by which the Notes and Common Stock may be sold include
(a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) exchange distributions and/or secondary distributions in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions.

  Pursuant to the provisions of the Registration Rights Agreement entered into by and between the Company and Jefferies & Company, Inc., Simmons & Company International and Johnson Rice & Company L.L.C., the Company will pay the costs and expenses incident to its registration and qualification of the Notes and Common Stock offered hereby, including registration and filing fees. In addition, the Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities arising under the Securities Act.

  The Selling Securityholders and any broker-dealer participating in the distribution of the Notes or Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit and any commissions paid or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of Notes or Common Stock against certain liabilities, including liabilities under the Securities Act.

  There can be no assurances that the Selling Securityholders will sell any or all of the Notes or Common Stock offered by them hereunder.

                                 LEGAL MATTERS

  The validity of the securities offered hereby will be passed upon by Fulbright & Jaworski L.L.P., Houston, Texas. Howard Wolf, a partner in such firm and a director of the Company, beneficially owns 42,990 shares of Common Stock.

                                    EXPERTS

  The audited financial statements and schedules of Offshore Logistics, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Bristow Helicopters Group Limited and subsidiaries at 31 December 1995 and 1994, and for each of the years in the three-year period ended 31 December 1995, have been incorporated by reference in reliance upon the report of KPMG London, England, Chartered Accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPEC-TUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY BY ANY SELLING SECURITYHOLDER OR UNDERWRITER. THIS PRO-SPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDIC-TION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PER-SON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UN-DER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Information by Reference..........................   2
Forward Looking Statements.................................................   3
Risk Factors...............................................................   3
Selling Securityholders....................................................   7
Description of the Notes...................................................   8
Description of Capital Stock...............................................  17
Plan of Distribution.......................................................  19
Legal Matters..............................................................  20
Experts....................................................................  20

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            OFFSHORE LOGISTICS, INC.

                       6% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2003

                                  COMMON STOCK

                               ----------------

                                   PROSPECTUS

                               ----------------

                                        , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses, all of which will be paid by the Registrant, in connection with the registration of Notes offered hereby, other than commissions, are as follows:

   SEC Registration Fee...........................................  $ 29,696.97
   Printing and Engraving Expenses................................    30,000.00*
   Legal Fees and Expenses........................................    25,000.00*
   Accounting Fees and Expenses...................................    15,000.00*
   Miscellaneous..................................................     5,000.00*
                                                                    -----------
     Total........................................................  $104,696.97*
                                                                    ===========

--------
* Estimate

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement of expenses incurred). Article 6 of the Registrant's Bylaws provide that the Registrant shall indemnify directors and officers of the corporation to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law. In addition, the Registrant maintains an insurance policy that indemnifies directors and officers against certain liabilities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                       INCORPORATED BY
                                        REFERENCE TO
                                       REGISTRATION OR FORM OR          EXHIBIT
 EXHIBITS                                FILE NUMBER   REPORT    DATE   NUMBER
 --------                              --------------- ------- -------- -------
     2    Plan of acquisition,
          reorganization,
          arrangement, liquidation
          or succession
           (1) Master Agreement            0-5232        8-K   Dec 1996  2(1)
               dated December 12,
               1996, between the
               Registrant and the
               other parties named
               therein
     4    Instruments defining the
          rights of security
          holders, including
          indentures
           (1) Delaware Certificate        0-5232       10-K   Jun 1989  3(10)
               of Incorporation
           (2) Agreement and Plan of       0-5232       10-K   Jun 1989  3(11)
               Merger dated December
               29, 1987
           (3) Certificate of Merger       0-5232       10-K   Jun 1990  3(3)
               dated December 29,
               1987
           (4) Certificate of              0-5232       10-K   Jun 1990  3(4)
               Correction of
               Certificate of Merger
               dated January 20,
               1988
           (5) Certificate of              0-5232       10-K   Jun 1990  3(5)
               Amendment of
               Certificate of
               Incorporation dated
               November 30, 1989

                                       INCORPORATED BY
                                        REFERENCE TO
                                       REGISTRATION OR FORM OR          EXHIBIT
 EXHIBITS                                FILE NUMBER   REPORT    DATE   NUMBER
 --------                              --------------- ------- -------- -------
           (6) Certificate of              0-5232        8-K   Dec 1992     3
               Amendment of
               Certificate of
               Incorporation dated
               December 9, 1992
           (7) Rights Agreement and        0-5232        8-A   Feb 1996     4
               Form of Rights
               Certificate
           (8) Amended and Restated        0-5232        8-K   Feb 1996  3(7)
               By-laws
           (9) Certificate of              0-5232       10-K   Jun 1996  3(9)
               Designation of Series
               A Junior
               Participating
               Preferred Stock
          (10) Indenture dated as of       0-5232       10-Q   Dec 1996  4(1)
               December 15, 1996,
               between Fleet
               National Bank and the
               Registrant
          (11) Registration Rights         0-5232       10-Q   Dec 1996  4(2)
               Agreement dated
               December 17, 1996,
               between the
               Registrant and
               Jefferies & Company,
               Inc., Simmons &
               Company International
               and Johnson Rice &
               Company L.L.C.
     5    Opinion re legality
           (1) Opinion of Fulbright
               & Jaworski L.L.P.
    23    Consents of experts and
          counsel
           (1) Consent of Fulbright
               & Jaworski L.L.P.
               (set forth in Exhibit
               (5)(1))
           (2) Consent of Arthur
               Andersen LLP
           (3) Consent of KPMG
    24    Powers of Attorney
           (1) Powers of Attorney
               (included under the
               caption "Power of
               Attorney and
               Signatures")
    25    Statement of eligibility
          of Trustee
           (1) Form T-1 of Fleet
               National Bank

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (ii) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

    (iii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iv) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized in the City of Lafayette, State of Louisiana on March 14, 1997.

                                       OFFSHORE LOGISTICS, INC.

                                                 /s/ George M. Small
                                       By:____________________________________
                                                   George M. Small
                                           Vice President--Chief Financial
                                                       Officer
                                         (Principal Financial and Accounting
                                                      Officer)

                       POWER OF ATTORNEY AND SIGNATURES

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES B. CLEMENT and GEORGE M. SMALL, and each of them, acting without the others, true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

    /s/   James B. Clement           Chairman of the Board,
____________________________________ President, Chief Executive
          James B. Clement           Officer, and Director

      /s/ Peter N. Buckley           Director
____________________________________
          Peter N. Buckley

   /s/ Jonathan H. Cartwright        Director
____________________________________
       Jonathan H. Cartwright

       /s/ Louis F. Crane            Director
____________________________________
           Louis F. Crane

      /s/ David S. Foster            Director
____________________________________
          David S. Foster

      /s/ David M. Johnson           Director                        March 14, 1997
____________________________________
          David M. Johnson

      /s/ Kenneth M. Jones           Director
____________________________________
          Kenneth M. Jones

       /s/ Harry C. Sager            Director
____________________________________
           Harry C. Sager

      /s/ George M. Small            Vice President, Chief
____________________________________ Financial Officer, and
          George M. Small            Director

        /s/ Howard Wolf              Director
____________________________________
            Howard Wolf